Exhibit 99.2

Combined Financial Statements A.O. Smith Electrical Products Company (Carved-Out Operation of A.O. Smith Corporation) Year Ended December 31, 2010 With Report of Independent Auditors

Contents

REPORT OF INDEPENDENT AUDITORS...1

COMBINED FINANCIAL STATEMENTS

Combined Balance Sheet………………………………………………………………………........................................................................................................................................................................................…………..2

Combined Statement of Income…………………………………………………………………………...........................................................................................................................................................................................3

Combined Statement of Divisional Equity………………………………………………………….................................................................................................................................................................................................3

Combined Statement of Cash Flows……………………………………………………………………...........................................................................................................................................................................................4

Notes to Combined Financial Statements……………………………………………………………..............................................................................................................................................................................................5

Report of Independent Auditors

The Board of Directors
A.O. Smith Electrical Products Company

We have audited the accompanying combined balance sheet of A.O. Smith Electrical Products Company (carved-out operation of A.O. Smith Corporation) (EPC or the Company) as of December 31, 2010, and the related combined statements of income, divisional equity, and cash flows for the year then ended. These financial statements are the responsibility of A.O. Smith Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of A.O. Smith Electrical Products Company (carved-out operation of A.O. Smith Corporation) as of December 31, 2010, and the combined results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
August 4, 2011

A.O. Smith Electrical Products Company
(Carved-Out Operation of A.O. Smith Corporation)

Combined Balance Sheet
(Dollars in Millions)

December 31, 2010

Assets
Current assets:
Cash and cash equivalents	$24.3
Trade receivables	110.8
Inventories	135.9
Deferred taxes	2.1
Derivative contracts assets	17.4
Other current assets	6.0
Total current assets	296.5

Net property, plant, and equipment	148.1
Goodwill	248.4
Other intangibles	2.9
Total assets	$695.9

Liabilities and divisional equity
Current liabilities:
Trade payables	$89.5
Accrued payroll and benefits	15.2
Accrued liabilities	11.4
Product warranties	4.3
Income taxes	2.5
Total current liabilities	122.9

Deferred taxes	77.2
Other liabilities	1.4
Total liabilities	201.5

Divisional equity:
Retained earnings	476.0
Accumulated other comprehensive income	18.4
Total divisional equity	494.4
Total liabilities and divisional equity	$695.9

See accompanying notes.

A.O. Smith Electrical Products Company
(Carved-Out Operation of A.O. Smith Corporation)

Combined Statement of Income
(Dollars in Millions)

Year Ended December 31, 2010

Net sales	$705.8
Cost of products sold	548.3
Gross profit	157.5
Selling, general, and administrative expenses	(87.4)
Restructuring and other	(0.1)
Interest income	0.1
Other income, net	0.7
70.8
Provision for income taxes	16.2
Net earnings from operations	$54.6

See accompanying notes.

A.O. Smith Electrical Products Company
(Carved-Out Operation of A.O. Smith Corporation)

Combined Statement of Divisional Equity
(Dollars in Millions)

Year Ended December 31, 2010

		Accumulated
		other	Total
	Retained	comprehensive	divisional	Comprehensive
	Earnings	income	equity	income

Balance at the beginning of the year – combined basis	$464.8	$19.5	$484.3	$–
Net earnings	54.6	–	54.6	54.6
Other comprehensive income:
Foreign currency transition adjustments	–	0.3	0.3	0.3
Unrealized net gain on cash flow derivative
instruments, net of tax of $0.9 million	–	(1.4)	(1.4)	(1.4)
Net distributions to A.O. Smith Corporation	(43.4)	–	(43.4)	–
Balance at the end of the year	$476.0	$18.4	$494.4	$53.5

See accompanying notes.

A.O. Smith Electrical Products Company
(Carved-Out Operation of A.O. Smith Corporation)

Combined Statement of Cash Flows
(Dollars in Millions)

Year Ended December 31, 2010

Operating activities
Net earnings from operations	$54.6
Adjustments to reconcile net earnings from operations to net cash provided by operating activities:
Depreciation and amortization	26.1
Gain on sale of assets	(0.2)
Deferred income taxes	5.8
Net changes in operating assets and liabilities:
Receivables	(12.8)
Inventories	(31.4)
Other current assets	(0.7)
Trade payables	13.4
Accrued liabilities, including payroll and benefits	7.6
Income taxes payable	1.6
Noncurrent assets and liabilities	0.6
Cash provided by operating activities	64.6

Investing activities
Capital expenditures	(14.3)
Proceeds on sale of assets	5.5
Cash used in investing activities	(8.8)

Financing activities
Net distributions to A.O. Smith Corporation	(46.9)
Cash used in financing activities	(46.9)

Net increase in cash and cash equivalents	8.9
Cash and cash equivalents at beginning of year	15.4
Cash and cash equivalents at end of year	$24.3

See accompanying notes.

1. Organization and Significant Accounting Policies

Organization

A.O. Smith Electrical Products Company (EPC or the Company) is a manufacturer of fractional horsepower alternating current, direct current, and hermetic electric motors serving customers worldwide. The Company’s products are manufactured and marketed primarily in North America and China. Electric motors are sold principally to original equipment manufacturers and distributors.

Basis of Presentation

The accompanying financial statements include the accounts of the Company that have been carved out of the consolidated financial statements of A.O. Smith Corporation (A.O. Smith or the Parent). The financial statements of the Company give effect to accounting and allocation policies established by A.O. Smith for purposes of these carve-out financial statements and are in accordance with the guidelines provided by Staff Accounting Bulletin No. 55 (SAB55), Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions and Lesser Business Components of Another Entity, of the Securities and Exchange Commission (SEC). The carve-out financial statements have been prepared on a basis that management believes to be reasonable to reflect the combined financial position, results of operations, and cash flows of the Company, including portions of A.O. Smith corporate costs and administrative shared services. In addition, A.O. Smith refers to corporate management of A.O. Smith and the corporate entity.

The carved-out financial statements reflect the Company’s combined assets, liabilities, results of operations and cash flows, including allocations by A.O. Smith, on a historical cost basis, after elimination of intercompany transitions.

Costs related entirely to the EPC operations have been attributed directly to the Company in the accompanying combined financial statements. These expenses consist of direct production costs, personnel costs, utilities, taxes, amounts paid to third parties, and all other direct costs associated with the physical site and operations of the Company.

Methods of Allocation

The following allocation policies have been established by management of A.O. Smith. Unless otherwise noted, these policies have been consistently applied in the historical financial statements. In the opinion of management, the methods for allocating these costs are reasonable.

Cash and intercompany accounts – There is a significant amount of intercompany activity related to EPC that is considered significant due to both the volume of transactions and the dollar impact. Many of these transactions were intercompany sales and cash movements that were internal to and related to only the EPC entity. However, many of these transactions include the Parent or A.O. Smith Water Products Co. The transactions with the Parent are mainly driven by centralized cash. Payments of EPC obligations are made from this corporate cash, and receipts of EPC are swept into the corporate cash. No interest income or expense accrues on the cash transactions with the Parent. For purposes of the carved-out EPC statements, the intercompany balances with the Parent are treated as divisional equity distributions to the Parent totaling $391.5 million at December 31, 2010, and the intercompany transactions with A.O. Smith Water Products Co. are treated as external sales and amounted to $4.1 million in 2010 with no trade accounts receivable at December 31, 2010.

Derivative assets and liabilities – EPC utilizes currency and commodity hedges to help manage the risk inherent in its global business. The Parent accounts for the impact of the contracts and provides the statement of income impact to EPC for its portion of contracts. The balance sheet impact is recognized at A.O. Smith. For purposes of the carved-out financial statements, the derivatives have been included on EPC’s combined financial statements based on the portion of such contracts which were entered into on EPC’s behalf by the Parent.

Debt and interest expense – There is no EPC specific debt. The majority of the A.O. Smith debt is an obligation of A.O. Smith. For purposes of the carved-out statements, there was no debt allocated to EPC or interest expense reflected on the statement of income.

1. Organization and Significant Accounting Policies (continued)

Specifically identifiable operating expenses – Costs that relate entirely to the operations of the Company are attributed entirely to the Company. These expenses consist of costs of personnel who are 100% dedicated to the operations of the Company, all costs associated with locations that conduct only the business of the Company, and amounts paid to third parties for services rendered to the Company. In addition, any costs incurred by the Parent, which are specifically identifiable to the operations of the Company, are attributed to the Company.

Shared operating expenses – A.O. Smith allocates the cost of certain corporate general and administrative services and shared services, including shared personnel, to each location based on a variety of allocation methods. These shared services include executive management, legal, accounting, audit, tax, information services, and human resources. These costs have been allocated to EPC based on one of the following allocation methods: (1) estimated based on the identification of costs related specifically for the benefit of EPC or (2) estimated based on the costs EPC would have incurred to replicate the services or benefit received. Management determined which allocation method was appropriate based on the nature of the shared service being provided.

Pensions – EPC has employees who are participants in two of the Parent’s defined benefit pension plans, the Magnatek Plan and the A.O. Smith Pension Plan (the Pension Plans). A.O. Smith utilizes actuaries to perform recordkeeping and reporting for Pension Plans. EPC accounted for the Pension Plans as “multiemployer” plans as they meet the criteria for such treatment. There were not any required contributions for the year ended December 31, 2010. Accordingly, there was no expense recorded, and EPC does not have an unpaid contribution resulting in a liability as of December 31, 2010.

OPEB – EPC has retired employees who are participants in the Parent’s unfunded defined benefit post-retirement plans. The OPEB plans are treated as “multiemployer” plans as they meet the criteria for such treatment. EPC has recognized the $0.6 million required contribution for the year ended December 31, 2010, as expense. There was no unpaid contribution as of December 31, 2010, and, therefore, no liability recorded.

1. Organization and Significant Accounting Policies (continued)

Taxes – The Company’s allocated share of the consolidated A.O. Smith federal tax provision is determined using the stand-alone method. Under the stand-alone method, tax expense or benefit is calculated as if the Company were subject to its own tax return. State income taxes generally are allocated in a similar manner. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities carried by the Company, and are measured using the enacted tax rates that are expected to be in effect in the period in which these differences are expected to reverse. The principal component of deferred taxes relates to intangible assets.

Allocated Charges

Allocations of the Parent’s costs have been included in selling, general, and administrative expenses in the Company’s combined statement of income as follows:

Year Ended December 31, 2010
(In Millions)

Executive compensation	$0.8
Corporate services	2.0
Technology center	0.3
Total allocated charges	$3.1

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying combined financial statements and notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, receivables, and trade payables approximated fair value as of December 31, 2010, due to the short maturities or frequent rate resets of these instruments.

Foreign Currency Translation

For all subsidiaries outside the United States, with the exception of all Mexican operations and one of the China operations, the Company uses the local currency as the functional currency. For those operations using a functional currency other than the U.S. dollar, assets and liabilities are translated into U.S. dollars at year-end exchange rates, and revenues and expenses are translated at weighted-average exchange rates. The resulting translation adjustments are recorded as a separate component of divisional equity. The Mexican operations and one of the Chinese operations use the U.S. dollar as the functional currency as such operations are a direct and integral component of the Company’s U.S. operations. Gains and losses from foreign currency transactions are included in net earnings.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventory Valuation

Inventories are carried at the lower of cost or market. Cost is determined on the last-in, first-out (LIFO) method for substantially all domestic inventories, which comprise 79% of the Company’s total inventory at December 31, 2010. Inventories of foreign subsidiaries and supplies are determined using the first-in, first-out (FIFO) method.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation is computed primarily by the straight-line method. The estimated service lives used to compute depreciation are generally 25 to 50 years for buildings, 3 to 20 years for equipment, and 3 to 7 years for software. Maintenance and repair costs are expensed as incurred.

Goodwill and Other Intangibles

Goodwill is not amortized but is reviewed for impairment on an annual basis. Separable intangible assets primarily comprised of customer relationships that are not deemed to have an indefinite life are amortized on a straight-line basis over their estimated useful lives, which range from 10 to 30 years. Amortization of $0.1 million was recorded in 2010. Total accumulated amortization at December 31, 2010, was $1.9 million.

Impairment of Long-Lived and Amortizable Intangible Assets

Property, plant, and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. Such analyses necessarily involve significant judgment.

Derivative Instruments

Accounting Standards Codification (ASC) 815, Derivatives and Hedging (formerly SFAS No. 133), as amended, requires that all derivative instruments be recorded on the balance sheet at fair value and establishes criteria for designation and effectiveness of the hedging relationships. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as a part of a hedging relationship and, further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, the Company must designate the hedging instrument, based upon the exposure hedged, as a fair value hedge, cash flow hedge, or a hedge of a net investment in a foreign operation.

1. Organization and Significant Accounting Policies (continued)

The Company designates that all of its hedging instruments are cash flow hedges. For derivative instruments that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income (OCI), net of tax, and is reclassified into earnings in the same line item associated with the forecasted transaction and in the same period or periods during which the hedged transaction affects earnings. The amount by which the cumulative change in the value of the hedge more than offsets the cumulative change in the value of the hedged item (i.e., the ineffective portion) is recorded in earnings, net of tax, in the period the ineffectiveness occurs.

The Company utilizes certain derivative instruments to enhance its ability to manage currency and raw materials price risk. Derivative instruments are entered into for periods consistent with the related underlying exposures and do not constitute positions independent of those exposures. The Company does not enter into contracts for speculative purposes. The contracts are executed with major financial institutions with no credit loss anticipated for failure of the counterparties to perform.

Commodity Futures Contracts

In addition to entering into supply arrangements in the normal course of business, the Company also enters into futures contracts to fix the cost of certain raw material purchases, principally copper and aluminum, with the objective of minimizing changes in cost due to market price fluctuations. The hedging strategy for achieving this objective is to purchase commodities futures contracts on the open market of the London Metals Exchange (LME), the open market of the Shanghai Futures Exchange (SHFE), or over-the-counter contracts based on the LME.

With one of its brokers, the Company is required to make cash deposits on unrealized losses on commodity derivative contracts that exceed $10.0 million. No such cash deposits were required at December 31, 2010.

1. Organization and Significant Accounting Policies (continued)

The after-tax gain of the effective portion of the contracts of $5.3 million as of December 31, 2010, was recorded in accumulated other comprehensive income, and will be reclassified into cost of products sold in the period in which the underlying transaction is recorded in earnings. The effective portion of the contracts will be reclassified within one year. Contracts that expire after the expected closing date no longer qualify for hedge accounting; therefore, the change in valuation from the announcement of the sale to year-end of $0.7 million was recorded in cost of products sold. Commodity hedges outstanding at December 31, 2010, are a total of approximately 10.0 million pounds of copper and aluminum.

Foreign Currency Forward Contracts

The Company is exposed to foreign currency exchange risk as a result of transactions in currencies other than the functional currency of certain subsidiaries. The Company utilizes foreign currency forward purchase and sale contracts to manage the volatility associated with foreign currency purchases, sales, and certain intercompany transactions in the normal course of business. Principal currencies include the Mexican peso and the Chinese renminbi.

Gains and losses on these instruments are recorded in accumulated other comprehensive income, net of tax, until the underlying transaction is recorded in earnings. When the hedged item is realized, gains or losses are reclassified from accumulated other comprehensive income to the statement of income. The assessment of effectiveness for forward contracts is based on changes in the forward rates. These hedges have been determined to be effective.

The majority of the amounts in accumulated other comprehensive income for cash flow hedges is expected to be reclassified into earnings within one year, and all of the hedges will be reclassified into earnings no later than September 4, 2012. Contracts that expire after the expected closing date no longer qualify for hedge accounting; therefore, the change in valuation from the announcement of the sale to year-end of $0.4 million was recorded in cost of products sold.

1. Organization and Significant Accounting Policies (continued)

The following table summarizes, by currency, the contractual amounts of the Company’s foreign currency forward contracts.

	December 31, 2010
	Buy	Sell
	(In Millions)

Chinese renminbi	$76.8	$–
Mexican peso	74.8	–
Total	$151.6	$–

The impact of cash flow hedges on the Company’s financial statements is as follows:

Fair Value of Derivative Instruments
December 31, 2010	Balance Sheet Location	Fair Value
(In Millions)

Commodities contracts	Derivatives contracts assets	$9.4
Foreign currency contracts	Derivatives contracts assets	8.0
Total		$17.4

1. Organization and Significant Accounting Policies (continued)

The effect of derivative instruments on the combined statement of income during the year ended December 31, 2010, was as follows:

Derivatives in ASC 815 Cash Flow Hedging Relationships	Amount of Gain Recognized in OCI on Derivative (Effective Portion)	Location of Gain Reclassified From Accumulated OCI Into Earnings (Effective Portion)	Amount of Gain Reclassified From Accumulated OCI Into Earnings (Effective Portion)	Location of Gain Recognized in Earnings on Derivative (Ineffective Portion)	Amount of Gain Recognized in Earnings on a Derivative (Ineffective Portion)
(In Millions)
Commodities contracts	$9.4	Cost of products sold	$12.4	Cost of products sold	$–
Foreign currency contracts	10.8	Cost of products sold	9.0	N/A	–
	$20.2		$21.4		$–

Fair Value Measurements

The Company adopted ASC 820, Fair Value Measurements and Disclosures (formerly SFAS 157), on January 1, 2008. ASC 820, among other things, defines fair value, establishes a consistent framework for measuring fair value, and expands disclosure for each major asset and liability category measured at fair value on either a recurring basis or a nonrecurring basis. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: Level 1 – observable inputs such as quoted prices in active markets; Level 2 – inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and Level 3 – unobservable inputs in which there is little or no market data, thus requiring the reporting entity to develop its own assumptions.

Assets and liabilities measured at fair value are based on the market approach, which consists of prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

1. Organization and Significant Accounting Policies (continued)

Assets measured at fair value on a recurring basis are as follows at December 31, 2010:

Fair Value Measurement Using
(In Millions)

Quoted prices in active markets for identical contracts (Level 1)	$8.0
Significant other observable inputs (Level 2)	9.4
Total net derivative contracts	$17.4

There were no changes in the Company’s valuation techniques used to measure fair values on a recurring basis as a result of adopting ASC 820.

Revenue Recognition

The Company recognizes revenue upon transfer of title, which occurs upon shipment of the product to the customer except for certain export sales where transfer of title occurs when the product reaches the customer’s destination.

Contracts and customer purchase orders are used to determine the existence of a sales arrangement. Shipping documents are used to verify shipment. The Company assesses whether the selling price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company assesses collectibility based on the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history, and does not require collateral on sales in most cases. The allowance for doubtful accounts was $1.0 million at December 31, 2010.

Accruals for customer returns for defective product are based on historical experience with similar types of sales. Accruals for rebates and incentives are based on pricing agreements and are tied to sales volume. Changes in such accruals may be required if future returns differ from historical experience or if actual sales volume differs from estimated sales volume. Rebates and incentives are recognized as a reduction of sales.

Shipping and handling costs billed to customers are included in net sales, and the related costs are included in cost of products sold.

Advertising

The majority of advertising costs are charged to operations as incurred and amounted to $1.7 million during 2010.

Research and Development

Research and development costs are charged to operations as incurred and amounted to $23.0 million during 2010. An additional $0.4 million was allocated from A.O. Smith, related to the Corporate Technology Center. Total research and development charges amounted to $23.4 million.

Product Warranties

The Company’s products carry warranties that generally range from one to two years and are based on terms that are generally accepted in the market. The Company records a liability for the expected cost of warranty-related claims at the time of sale. The allocation of the Company’s warranty liability between current and long-term is based on expected warranty claims to be paid in the next year as determined by historical product failure rates.

The following table presents the Company’s product warranty liability activity in 2010:

Year Ended December 31, 2010
(In Millions)

Balance at beginning of year	$4.2
Expense	4.6
Claims settled	(4.5)
Balance at end of year	$4.3

1. Organization and Significant Accounting Policies (continued)

Environmental Costs

The Company accrues for losses associated with environmental obligations when such losses are probable and reasonably estimable. Costs of estimated future expenditures are not discounted to their present value. Recoveries of environmental costs from other parties are recorded as assets when their receipt is considered probable. The Company has a $0.6 million liability for environmental costs recorded in other liabilities at December 31, 2010. The accruals are adjusted as facts and circumstances change.

Stock-Based Compensation

The Company follows ASC 718, Compensation – Stock Compensation (formerly SFAS 123(R)). Compensation cost is recognized using the straight-line method over the vesting period of the award. ASC 718 also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under prior literature. There were no excess tax deductions recognized as financing cash flows in 2010.

Subsequent Events

The Company has reviewed its subsequent events through August 4, 2011, which is the date the financial statements were available to be issued.

In May 2011, the Company sold its vacant facility in Yueyang, China to the China government for $6.2 million. The Company recognized a gain of $5.1 million as a result of the sale. The proceeds were remitted to the Parent. The Company continues to manufacture product at its Yueyang facility that was constructed in 2008.

2. Inventories

December 31, 2010
(In Millions)

Finished products	$99.5
Work in process	34.3
Raw materials	51.5
Inventories, at FIFO cost	185.3
LIFO reserve	49.4
$135.9

The Company recognized after-tax LIFO income of $0.1 million in 2010.

3. Property, Plant, and Equipment

December 31, 2010
(In Millions)

Land	$4.7
Buildings	71.0
Equipment	372.3
Software	27.2
475.2
Less accumulated depreciation and amortization	327.1
$148.1

4. Goodwill

Changes in the carrying amount of goodwill during the year ended December 31, 2010, consisted of the following:

Year Ended December 31, 2010
(In Millions)

Balance at December 31, 2009	$247.9
Currency translation adjustment	0.5
Balance at December 31, 2010	$248.4

The Company concluded that no impairment existed at the time of its annual impairment tests, which were performed in the fourth quarter of 2010.

5. Debt and Lease Commitments

Future minimum payments under non-cancelable operating leases relating mostly to office, manufacturing and warehouse facilities are due as follows (in millions):

Year ended December 31
2011	$6.8
2012	4.5
2013	3.9
2014	3.5
2015	2.9
Thereafter	2.9
$24.5

Rent expense, including payments under operating leases, was $10.6 million in 2010. The Company did not pay any interest in 2010.

6. Divisional Equity

Accumulated other comprehensive income is as follows:

December 31, 2010
(In Millions)

Cumulative foreign currency translation adjustments	$8.5
Unrealized net gain on cash flow derivative instruments, net of tax of $6.4 million	9.9
$18.4

7. Stock-Based Compensation

The Parent adopted the A.O. Smith Combined Incentive Compensation Plan effective January 1, 2007. The plan is a continuation of the A.O. Smith Combined Executive Incentive Compensation Plan, which was originally approved by shareholders in 2002. Upon stock option exercise, restricted stock grant, or share unit vesting, shares are issued from Treasury Stock. The Company records expense for stock options issued by the Parent to EPC employees.

Total stock based compensation cost recognized in 2010 was $0.7 million.

Stock Options

The stock options of the Parent granted in 2010 have a three-year pro rata vesting from the date of grant. Stock options are issued at exercise prices equal to the fair value of common stock on the date of grant. For active employees, all options granted in 2010 expire ten years after date of grant. Stock option compensation recognized in 2010 was $0.3 million. Included in the stock option expense recognized in 2010 is expense associated with the accelerated vesting of stock option awards for certain employees who either are retirement eligible or become retirement eligible during the vesting period.

7. Stock-Based Compensation (continued)

Changes in the Parent option shares outstanding to EPC employees were as follows:

	Weighted-Average Per Share Exercise Price	Year Ended December 31, 2010

Outstanding at beginning of year	$ 19.70	170,250
Granted, 2010 – $27.93 per share	–	32,100
Exercised, 2010 – $19.00 to $23.76 per share	21.00	(1,900)
Outstanding at end of year (2010 – $15.99 to $27.93 per share)	$ 21.00	200,450

Exercisable at end of year	$ 19.60	117,500

The aggregate intrinsic value for the outstanding and exercisable options as of December 31, 2010, is $3.4 million and $2.2 million, respectively. The average remaining contractual life for outstanding and exercisable options is 8 years and 6 years, respectively.

The following table summarizes weighted-average information by range of exercise prices for stock options outstanding and exercisable at December 31, 2010:

Range of Exercise Prices	Options Outstanding at December 31, 2010	Weighted- Average Exercise Price	Options Exercisable at December 31, 2010	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life

$15.99 to $19.47	123,699	$17.93	82,133	$17.39	7 years
$23.76 to $27.93	76,751	25.96	35,367	24.75	8 years
	200,450		117,500

7. Stock-Based Compensation (continued)

The weighted-average fair value per option at the date of grant during 2010 using the Black-Scholes option-pricing model, was $10.19. Assumptions used by the Parent in estimating fair value of options were as follows:

2010

Expected life (years)	6.4
Risk-free interest rate	3.6%
Dividend yield	1.9%
Expected volatility	38.7%

The expected life is based on historical exercise behavior and the projected exercise of unexercised stock options. The risk-free interest rate is based on the U.S. Treasury yield curve in effect on the date of grant for the respective expected life of the option. The expected dividend yield is based on the expected annual dividends divided by the grant date market value of the Parent’s common stock. The expected volatility is based on the historical volatility of the Parent’s common stock.

Restricted Stock and Share Units

Participants may also be awarded shares of restricted stock or share units of the Parent under the plan. The Parent granted 12,259 share units under the plan in 2010. Included in the outstanding share unit amounts in the table below are 15,000 share units granted on April 30, 2008, which were subject to performance conditions based on the average of the Parent’s annual return on equity for the 11 quarters ended December 31, 2010. Compensation expense will be recognized ratably over the vesting period as long as achievement of the performance conditions is considered probable.

The restricted stock and share units were valued at $0.3 million at the date of issuance in 2010, and will be recognized as compensation expense ratably over the three-year vesting period. Compensation expense of $0.4 million was recognized in 2010. Included in share-based compensation is expense associated with the accelerated vesting of share unit awards for certain employees who either are retirement eligible or become retirement eligible during the vesting period.

7. Stock-Based Compensation (continued)

A summary of restricted stock and share unit activity under the plan is as follows:

	Number of Units	Weighted-Average Grant Date Value

Outstanding at January 1, 2010	56,501	$22.21
Granted	12,259	27.93
Vested	(11,438)	25.84
Outstanding at December 31, 2010	57,322	$22.71

Total compensation expense for restricted stock and share units not yet recognized is $0.5 million at December 31, 2010. The weighted-average period over which the expense is expected to be recognized is one year.

8. Pension and Other Post-Retirement Benefits

The Parent provides retirement benefits for all United States employees, including benefits for employees of previously owned businesses which were earned up to the date of sale. The Company also has several foreign pension plans, none of which are material to the Company’s financial position.

The Parent has a defined contribution profit sharing and retirement plan covering the majority of its salaried non-union employees. The plan provides for annual company contributions of 100% of the first 1% of contributions made by participating employees and matches 50% of the next 5% of employee contributions. The Parent also has defined contribution plans for certain hourly employees which provide for matching company contributions.

The Parent also has a defined benefit plan for salaried employees and its non-union hourly workforce. In the fourth quarter of 2009, the Parent announced that employees hired after January 1, 2010, will not participate in the defined benefit plan, and benefit accruals for current salaried and non-union hourly employees will stop at the end of 2014. The Parent also has defined benefit and contribution plans for certain union hourly employees.

The Parent has unfunded defined benefit post-retirement plans covering certain hourly and salaried employees that provide medical and life insurance benefits from retirement to age 65. Certain hourly employees retiring after January 1, 1996, are subject to a maximum annual benefit, and salaried employees hired after December 31, 1993, are not eligible for post-retirement medical benefits.

There was not any pension expense in 2010 as no contribution was required in 2010 or payable at December 31, 2010.

The expense recognized for the defined benefit post-retirement plan was $0.6 million in 2010, with $0.4 million recorded in cost of products sold and $0.2 million recorded in selling, general, and administrative expenses. There was no payable at December 31, 2010.

9. Income Taxes

The components of the provision for income taxes consisted of the following:

Year Ended December 31, 2010
(In Millions)
Current:
Federal	$2.9
State	0.9
International	6.6
Deferred:
Federal	5.6
State	1.0
International	(0.8)
$16.2

9. Income Taxes (continued)

The provision for income taxes differs from the U.S. federal statutory rate due to the following items:

Year Ended December 31, 2010

Provision at U.S. federal statutory rate	35.0%
State income and franchise taxes, net of federal benefit	1.8
International income tax rate differential	(13.6)
Research tax credits	(0.5)
Other	0.2
22.9%

Components of earnings from continuing operations before income taxes were as follows:

Year Ended December 31, 2010
(In Millions)

United States	$26.2
International	44.6
$70.8

No provision for U.S. income taxes or foreign withholding taxes has been made on the undistributed earnings of foreign subsidiaries as such earnings are considered to be permanently invested. At December 31, 2010, the undistributed earnings amounted to $185.8 million. Determination of the amount of unrecognized deferred tax liability on the undistributed earnings is not practicable. In addition, no provision or benefits for U.S. income taxes have been made on foreign currency translation gains or losses.

9. Income Taxes (continued)

The tax effects of temporary differences of assets and liabilities between income tax and financial reporting are as follows:

	December 31, 2010
	Assets	Liabilities
	(In Millions)

Employee benefits	$0.7	$–
Product liability and warranties	2.2	–
Inventories	3.2	–
Property, plant, and equipment	–	5.3
Intangibles	–	72.3
Derivative instruments	–	6.8
All other	3.2	–
	$9.3	$84.4

Net liability	$–	$75.1

These deferred tax assets and liabilities are classified in the balance sheet as current or long-term based on the balance sheet classification of the related assets and liabilities as follows:

Year Ended December 31, 2010
(In Millions)

Current deferred income tax assets	$(2.1)
Long-term deferred income tax liabilities	77.2
Net liability	$75.1

9. Income Taxes (continued)

The Company adopted the provisions of ASC 740-10, Accounting for Uncertainty in Income Taxes, on January 1, 2007. There was no cumulative effect of adoption recorded to retained earnings. A reconciliation of the beginning and ending amount of unrecognized benefits is as follows:

2010
(In Millions)

Balance at January 1	$1.5
Reductions for tax positions of prior years	(0.1)
Balance at December 31	$1.4

The amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate is $1.4 million. The Company recognizes potential interest and penalties related to unrecognized tax benefits as a component of tax expense. At January 1, 2010, there was $0.3 million of interest and penalties accrued. There was no net change to the interest and penalty accrual during 2010. It is anticipated there will be a $0.2 million decrease in total amount of unrecognized tax benefits in the next 12 months. The Company’s U.S. federal tax returns for 2007-2010 are subject to audit. The Company is subject to state and local audits for tax years 2004-2010. The Company is subject to non-U.S. income tax examinations for years 2004-2010.

10. Commitments and Contingencies

The Company is subject to various claims and pending lawsuits for product liability and other matters arising out of the conduct of the Company’s business. With respect to product liability claims, the Company has self-insured a portion of its product liability loss exposure for many years. The Company has established reserves which it believes are adequate to cover incurred claims. For the year ended December 31, 2010, the Company had $125 million of product liability insurance for individual losses in excess of $5 million. The Company periodically re-evaluates its exposure on claims and lawsuits and makes adjustments to its reserves, as appropriate. The Company believes, based on current knowledge, consultation with counsel, adequate reserves, and insurance coverage, that the outcome of such claims and lawsuits will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

11. Geographic and Other Information

The following data by geographic area includes net sales based on product shipment destination and long-lived assets based on physical location. Long-lived assets include net property, plant, and equipment and other long-term assets, other intangibles, and long-lived assets of previously owned businesses.

	2010
	Long-Lived Assets	Net Sales
	(In Millions)

United States	$45.7	$541.1
Mexico	72.7	17.7
China	32.3	42.4
Other foreign	0.3	104.6
Total	$151.0	$705.8

Condensed Combined Financial Statements A.O. Smith Electrical Products Company (Carved-out operation of A.O. Smith Corporation) Six Months Ended June 30, 2011 (unaudited)

A.O. Smith Electrical Products Company
(Carved-out Operation of A.O. Smith Corporation)

Condensed Combined Financial Statements

Six Months Ended June 30, 2011

Contents

Condensed Combined Financial Statements

Combined Balance Sheets, as of June 30, 2011 (unaudited) and December 31, 20102.............................................................................................................................................................................................2

Combined Statements of Income for the six months ended June 30, 2011 and 2010 (unaudited)..........................................................................................................................................................................3

Combined Statements of Divisional Equity for the six months ended June 30, 2011 and 2010 (unaudited)........................................................................................................................................................4

Combined Statements of Cash Flows for the six months ended June 30, 2011 and 2010 (unaudited).................................................................................................................................................................5

Notes to Condensed Combined Financial Statements (unaudited)...6

1

A.O. Smith Electrical Products Company
(Carved-Out Operation of A.O. Smith Corporation)

Combined Balance Sheets
(Dollars in Millions)

	June 30, 2011 (unaudited)	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$10.1	$24.3
Trade receivables	145.4	110.8
Inventories	132.1	135.9
Deferred taxes	4.3	2.1
Derivative contracts asset	12.1	17.4
Other current assets	7.2	6.0
Total current assets	$311.2	$296.5

Net property, plant and equipment	$142.4	$148.1
Goodwill	248.7	248.4
Other Intangibles	2.3	2.9
Total Assets	$704.6	$695.9

Liabilities and divisional equity
Current liabilities
Trade payables	$99.7	$89.5
Accrued payroll and benefits	11.8	15.2
Accrued liabilities	11.1	11.4
Product warranties	3.9	4.3
Income taxes	2.5	2.5
Total current liabilities	129.0	122.9

Deferred taxes	$76.0	$77.2
Other Liabilities	1.4	1.4
Total Liabilities	$206.4	$201.5

Divisional equity
Retained earnings	$483.2	$476.0
Accumulated other comprehensive income	15.0	18.4
Total divisional equity	$498.2	$494.4
Total liabilities and divisional equity	$704.6	$695.9
See accompanying notes.

2

A.O. Smith Electrical Products Company
(Carved-Out Operation of A.O. Smith Corporation)

Combined Statements of Income
(Dollars in Millions)
Six Months ended June 30 (unaudited)
	2011	2010

Net sales	$424.2	$356.1
Cost of products sold	330.0	275.7
Gross profit	$94.2	$80.4
Selling, general, and administrative expenses	(45.6)	(42.3)
Restructuring and other	-	(0.5)
Interest income	0.1	-
Other income, net	5.3	0.9
	$54.0	$38.5
Provision for income taxes	14.9	11.3
Net earnings from operations	39.1	$27.2
See accompanying notes.

3

A.O. Smith Electrical Products Company
(Carved-Out Operation of A.O. Smith Corporation)

Combined Statements of Divisional Equity
(Dollars in Millions)
Year ended December 31, 2010
(unaudited)
	Retained Earnings	Accumulated other comprehensive income	Total divisional equity
Retained Earnings
Balance at the beginning of the year - combined basis	$464.8	$19.5	$484.3
Net Earnings	54.6	-	54.6
Other comprehensive income:
Foreign currency translation adjustments	-	0.3	0.3
Unrealized net gain on cash flow derivative instruments net of tax of $0.9	-	(1.4)	(1.4)
Net distributions to A.O. Smith Corporation	(43.4)	-	(43.4)
Balance at December 31, 2010	$476.0	$18.4	$494.4

See accompanying notes.

	Retained Earnings	Accumulated other comprehensive income	Total divisional equity
Retained Earnings
Balance at the beginning of the year - combined basis	$476.0	$18.4	$494.4
Net Earnings	39.1	-	39.1
Other comprehensive income:
Foreign currency translation adjustments	-	1.5	1.5
Unrealized net gain on cash flow derivative instruments, net of tax of $3.2	-	(4.9)	(4.9)
Net distribution to A.O. Smith Corporation	(31.9)	-	(31.9)
Balance at June 30, 2011	$483.2	$15.0	$498.2

See accompanying notes.

4

A.O. Smith Electrical Products Company
(Carved-Out Operation of A.O. Smith Corporation)

Combined Statements of Cash Flows
(Dollars in Millions)
Six Months ended June 30
(unaudited)

Operating activities
Net earnings from operations	2011	2010
Adjustments to reconcile net earnings from operations to net cash provided by operating activities:	$39.1	$27.2
Depreciation and amortization	13.4	13.2
Gain on sale of assets	(4.8)	(0.3)
Deferred income taxes	(3.4)	(1.0)
Net changes in operating assets and liabilities:
Receivables	(34.6)	(31.9)
Inventories	3.8	(27.3)
Other current assets	4.1	8.8
Trade payables	10.2	23.6
Accrued liabilities, including payroll and benefits	(4.1)	3.0
Income taxes payable	-	0.8
Noncurent assets and liabilities	0.3	-
Cash provided by operating activities	24.0	16.1

Investing activities
Capital expenditures	(7.8)	(5.8)
Proceeds on sale of assets	6.1	-
Cash used in investing activities	(1.7)	(5.8)
Financing activities
Net (distributions to)/receipts from A.O. Smith Corporation	(36.5)	(5.5)
Cash used in financing activities	(36.5)	(5.5)

Net (decrease) increase in cash and cash equivalents	(14.2)	4.8
Cash and cash equivalents at beginning of year	24.3	15.4
Cash and cash equivalents at June 30	$10.1	$20.2

See accompanying notes.

5

NOTES TO COMBINED FINANCIAL STATEMENTS (unaudited)

1.      Organization and Significant Accounting Policies

Organization.  A.O. Smith Electrical Products Company (EPC or the Company) is a manufacturer of fractional horsepower alternating current, direct current, and hermetic electric motors serving customers worldwide. The Company’s products are manufactured and marketed primarily in North America and China. Electric motors are sold principally to original equipment manufacturers and distributors.

Basis of Presentation.  The accompanying financial statements include the accounts of the Company that have been carved out of the consolidated financial statements of A.O. Smith Corporation (A.O. Smith or the Parent). The financial statements of the Company give effect to accounting and allocation policies established by A.O. Smith for purposes of these carve-out financial statements and are in accordance with the guidelines provided by Staff Accounting Bulletin No. 55 (SAB55), Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions and Lesser Business Components of Another Entity, of the Securities and Exchange Commission (SEC). The carve-out financial statements have been prepared on a basis that management believes to be reasonable to reflect the combined financial position, results of operations, and cash flows of the Company, including portions of A.O. Smith corporate costs and administrative shared services. In addition, A.O. Smith refers to corporate management of A.O. Smith and the corporate entity.

The carved-out financial statements reflect the Company’s combined assets, liabilities, results of operations and cash flows, including allocations by A.O. Smith, on a historical cost basis, after elimination of intercompany transitions.

Costs related entirely to the EPC operations have been attributed directly to the Company in the accompanying combined financial statements. These expenses consist of direct production costs, personnel costs, utilities, taxes, amounts paid to third parties, and all other direct costs associated with the physical site and operations of the Company.

The accompanying unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).  Accordingly, they do not include all of the information and footnotes required for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the six month period ended June 30, 2011 and 2010 are not necessarily indicative of the results expected for the full year.  It is suggested that the accompanying condensed combined financial statements be read in conjunction with the audited combined financial statements and the notes thereto included in the company’s latest Annual Report included in filing.

Methods of Allocation

The following allocation policies have been established by management of A.O. Smith. Unless otherwise noted, these policies have been consistently applied in the historical financial statements. In the opinion of management, the methods for allocating these costs are reasonable.

Cash and intercompany accounts – There is a significant amount of intercompany activity related to EPC that is considered significant due to both the volume of transactions and the dollar impact. Many of these transactions were intercompany sales and cash movements that were internal to and related to only the EPC entity. However, many of these transactions include the Parent or A.O. Smith Water Products Co. The transactions with the Parent are mainly driven by centralized cash. Payments of EPC obligations are made from this corporate cash, and receipts of EPC are swept into the corporate cash. No interest income or expense accrues on the cash transactions with the Parent. For purposes of the carved-out EPC statements, the intercompany balances with the Parent are treated as divisional equity distributions to the Parent totaling $346.1 million and $355.2 million at June 30, 2011 and June 30, 2010, respectively.  The intercompany transactions with A.O. Smith Water Products Co. are treated as external sales and amounted to $1.9 million in the six months ended June 30, 2011 and June 30, 2010 with no trade accounts receivable at June 30, 2011 or June 30, 2010.

6

1. Organization and Significant Accounting Policies (continued)

Derivative assets and liabilities – EPC utilizes currency and commodity hedges to help manage the risk inherent in its global business. The Parent accounts for the impact of the contracts and provides the statement of income impact to EPC for its portion of contracts. The balance sheet impact is recognized at A.O. Smith. For purposes of the carved-out financial statements, the derivatives have been included on EPC’s combined financial statements based on the portion of such contracts which were entered into on EPC’s behalf by the Parent.

Debt and interest expense – There is no EPC specific debt. The majority of the A.O. Smith debt is an obligation of A.O. Smith. For purposes of the carved-out statements, there was no debt allocated to EPC or interest expense reflected on the statement of income.

Specifically identifiable operating expenses – Costs that relate entirely to the operations of the Company are attributed entirely to the Company. These expenses consist of costs of personnel who are 100% dedicated to the operations of the Company, all costs associated with locations that conduct only the business of the Company, and amounts paid to third parties for services rendered to the Company. In addition, any costs incurred by the Parent, which are specifically identifiable to the operations of the Company, are attributed to the Company.

Shared operating expenses – A.O. Smith allocates the cost of certain corporate general and administrative services and shared services, including shared personnel, to each location based on a variety of allocation methods. These shared services include executive management, legal, accounting, audit, tax, information services, and human resources. These costs have been allocated to EPC based on one of the following allocation methods: (1) estimated based on the identification of costs related specifically for the benefit of EPC or (2) estimated based on the costs EPC would have incurred to replicate the services or benefit received. Management determined which allocation method was appropriate based on the nature of the shared service being provided.

Pensions – EPC has employees who are participants in two of the Parent’s defined benefit pension plans, the Magnatek Plan and the A.O. Smith Pension Plan (the Pension Plans). A.O. Smith utilizes actuaries to perform recordkeeping and reporting for Pension Plans. EPC accounted for the Pension Plans as “multiemployer” plans as they meet the criteria for such treatment. There were not any required contributions for the six months ended June 30, 2011 or June 30, 2010. Accordingly, there was no expense recorded, and EPC does not have an unpaid contribution resulting in a liability as of June 30, 2011 or June 30, 2010.

OPEB – EPC has retired employees who are participants in the Parent’s unfunded defined benefit post-retirement plans. The OPEB plans are treated as “multiemployer” plans as they meet the criteria for such treatment. EPC has recognized the $0.4 million and $0.3 million required contribution for the six months ended June 30, 2011 and June 30, 2010, respectively as expense. There was no unpaid contribution as of June 30, 2011 or June 30, 2010, and, therefore, no liability recorded.

7

1. Organization and Significant Accounting Policies (continued)

Taxes – The Company’s allocated share of the consolidated A.O. Smith federal tax provision is determined using the stand-alone method. Under the stand-alone method, tax expense or benefit is calculated as if the Company were subject to its own tax return. State income taxes generally are allocated in a similar manner. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities carried by the Company, and are measured using the enacted tax rates that are expected to be in effect in the period in which these differences are expected to reverse. The principal component of deferred taxes relates to intangible assets.

Transaction Expenses – EPC incurred $3.5 million of legal fees in the six months ended June 30, 2011 associated with the pending sale of EPC from A.O. Smith to the Regal Beloit Corporation.  These costs are recorded in the selling, general, and administrative expenses of the EPC financial statements.

Allocated charges
Allocations of the Parent’s costs have been included in the selling, general, and administrative expenses in the Company’s combined statements of income as follows:

	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
	(In Millions)	(In Millions)

Executive compensation	$0.4	$0.4
Corporate services	1.0	1.0
Technology center	0.2	0.2
Total allocated charges	$1.6	$1.6

Derivative instruments. ASC 815 Derivatives and Hedging (formerly SFAS No. 133), as amended, requires that all derivative instruments be recorded on the balance sheet at fair value and establishes criteria for designation and effectiveness of the hedging relationships. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as a part of a hedging relationship and further, on the type of hedging relationship.  For those derivative instruments that are designated and qualify as hedging instruments, the company must designate the hedging instrument, based upon the exposure hedged, as a fair value hedge, cash flow hedge, or a hedge of a net investment in a foreign operation.

The company designates that all of its hedging instruments are cash flow hedges.  For derivative instruments that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income (OCI), net of tax, and is reclassified into earnings in the same line item associated with the forecasted transaction and in the same period or periods during which the hedged transaction affects earnings.  The amount by which the cumulative change in the value of the hedge more than offsets the cumulative change in the value of the hedged item (i.e., the ineffective portion) is recorded in earnings, net of tax, in the period the ineffectiveness occurs.

The company utilizes certain derivative instruments to enhance its ability to manage currency and raw materials price risk. Derivative instruments are entered into for periods consistent with the related underlying exposures and do not constitute positions independent of those exposures. The company does not enter into contracts for speculative purposes.  The contracts are executed with major financial institutions with no credit loss anticipated for failure of the counterparties to perform.

8

1.           Organization and Significant Accounting Policies (continued)

Commodity Futures Contracts

In addition to entering into supply arrangements in the normal course of business, the company also enters into futures contracts to fix the cost of certain raw material purchases, principally copper and aluminum, with the objective of minimizing changes in cost due to market price fluctuations.  The hedging strategy for achieving this objective is to purchase commodities futures contracts on the open market of the London Metals Exchange (LME), the open market of the Shanghai Futures Exchange (SHFE) or over the counter contracts based on the LME.

With one of its brokers, the company is required to make cash deposits on unrealized losses on commodity derivative contracts that exceed $10.0 million.  No such cash deposits were required at June 30, 2011 and 2010.

The after-tax gain of the effective portion of the contracts of $1.9 million, and $1.8 million as of June 30, 2011 and 2010, respectively, was recorded in accumulated other comprehensive income, and will be reclassified into cost of products sold in the period in which the underlying transaction is recorded in earnings.  The effective portion of the contracts will be reclassified within one year.  Contracts that expire after the expected closing date no longer qualify for hedge accounting; therefore, the change in valuation from the announcement of the sale to June 30, 2011 of ($0.5) million was recorded in cost of products sold. Commodity hedges outstanding at June 30, 2011 and June 30, 2010 are a total of approximately 6.3 million pounds of copper and aluminum.

Foreign Currency Forward Contracts

The company is exposed to foreign currency exchange risk as a result of transactions in currencies other than the functional currency of certain subsidiaries. The company utilizes foreign currency forward purchase and sale contracts to manage the volatility associated with foreign currency purchases, sales, and certain intercompany transactions in the normal course of business.  Principal currencies include the Mexican peso and the Chinese renminbi.

Gains and losses on these instruments are recorded in accumulated other comprehensive income, net of tax, until the underlying transaction is recorded in earnings. When the hedged item is realized, gains or losses are reclassified from accumulated other comprehensive income to the statement of income.  The assessment of effectiveness for forward contracts is based on changes in the forward rates.  These hedges have been determined to be effective.

The majority of the amounts in accumulated other comprehensive income for cash flow hedges is expected to be reclassified into earnings within one year, and all of the hedges will be reclassified into earnings no later than December 28, 2012.  Contracts that expire after the expected closing date no longer qualify for hedge accounting, therefore the change in valuation from the announcement of the sale to June 30, 2012 of $3.6 million was recorded in cost of products sold.

The following table summarizes, by currency, the contractual amounts of the company's foreign currency forward contracts.

June 30	2011	2010
	Buy	Buy
	(In Millions)

Chinese renminbi	$45.8	$70.6
Mexican peso	46.6	91.2
Total	$92.4	$161.8

9

1.      Organization and Significant Accounting Policies (continued)

The impact of cash flow hedges on the Company’s financial statements is as follows (dollars in millions):

Fair value of derivative instruments

		Fair Value	Fair Value
	Balance Sheet Location	June 30, 2011	December 31, 2010
	(In Millions)
Commodities contracts	Other current assets	$3.5	$9.4
Foreign currency contracts	Other current assets	8.6	8.0
Total		$12.1	$17.4

The effect of derivative instruments on the combined statement of income

For the six months ended June 30, 2011 and 2010

Derivatives in ASC 815 cash flow hedging relationships	Amount of gain/(loss) recognized in OCI on derivative (effective portion)	Location of gain/(loss) reclassified from Accumulated OCI into earnings (effective portion)	Amount of gain/(loss) reclassified from Accumulated OCI into earnings (effective portion)	Location of gain/(loss) recognized in earnings on derivative (ineffective portion)	Amount of gain/(loss) recognized in earnings on a derivative (ineffective portion)
	2011 2010		2011 2010		2011 2010
Commodities contracts	$ - ($2.1)	Cost of products sold	$5.6 $6.6	Cost of products sold	$0.1 $ -
Foreign currency contracts	2.4 3.4	Cost of products sold	5.0 3.8	N/A	- -
	$2.4 $1.3		$10.6 $10.4		$0.1 $0.0

Fair Value Measurements.  The company adopted ASC 820 Fair Value Measurements and Disclosures (formerly SFAS 157) on January 1, 2008.  ASC 820, among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring basis or nonrecurring basis.  ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  As such fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.  As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Assets and liabilities measured at fair value are based on the market approach which are prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

Liabilities measured at fair value on a recurring basis are as follows (dollars in millions):

Fair Value Measurement Using	June 30, 2011	December 31, 2010
Quoted Prices In Active Markets for Identical Contracts (Level 1)	$8.6	$8.0
Significant Other Observable Inputs (Level 2)	$3.5	$9.4
Total Net derivative contracts	$12.1	$17.4

10

1.      Organization and Significant Accounting Policies (continued)

There were no changes in our valuation techniques used to measure fair values on a recurring basis as a result of adopting ASC 820.

Product warranties. The Company’s products carry warranties that generally range from one to two years and are based on terms that are generally accepted in the market.  The company records a liability for the expected cost of warranty-related claims at the time of sale.  The allocation of the Company’s warranty liability between current and long-term is based on expected warranty claims to be paid in the next year as determined by historical product failure rates.

The following table presents the company’s product warranty liability activity in the first six months of 2011 and 2010:

Six Months Ended (dollars in millions)	2011	2010
	(In Millions)	(In Millions)
Balance at beginning of year	$4.3	$4.2
Expense	0.8	1.7
Claims settled	(1.2)	(1.9)
Balance at end of year	$3.9	$4.0

Subsequent Events

The Company has reviewed its subsequent events through August 18, 2011, which is the date the financial statements were available to be issued.  On December 12, 2010, the Parent entered into a definitive agreement to sell EPC to Regal Beloit Corporation. The sale is expected to close in the third quarter of 2011, subject to regulatory approvals and customary closing conditions.

2.	Inventories
	June 30, 2010	December 31, 2010
	(In Millions)	(In Millions)

Finished products	$108.2	$99.5
Work in process	34.3	34.3
Raw materials	45.0	51.5
Inventories, at FIFO cost	187.5	185.3
LIFO reserve	(55.4)	(49.4)
	$132.1	$135.9

3.      Comprehensive Earnings

The company’s comprehensive earnings are comprised of net earnings, foreign currency translation adjustments and realized and unrealized gains on cash flow derivative instruments.

	June 30, 2011 (in millions)	June 30, 2010 (in millions)
Net earnings	$39.1	$27.2
Other comprehensive earnings (loss):
Foreign currency translation adjustments	1.5	(1.9)
Unrealized net gains on cash flow derivative instruments less related
income tax provision: 2011 - $3.2 and 2010 - $4.0	(4.9)	(6.2)
Comprehensive earnings	$35.7	$19.1

4.      Stock Based Compensation

The Parent adopted the A.O. Smith Combined Incentive Compensation Plan effective January 1, 2007. The plan is a continuation of the A.O. Smith Combined Executive Incentive Compensation Plan, which was originally approved by shareholders in 2002. Upon stock option exercise, restricted stock grant, or share unit vesting, shares are issued from Treasury Stock. The Company records expense for stock options issued by the Parent to EPC employees.

Total stock based compensation cost recognized in the six month periods ended June 30, 2011 and 2010 was $0.3 million and $0.4 million, respectively.

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Stock Options

The stock options of the Parent granted in the six month period ended June 30, 2010 and 2011 have a three year pro rata vesting from the date of grant.  Stock options are issued at exercise prices equal to the fair value of common Stock on the date of grant.  For active employees, all options granted in 2010 expire ten years after date of grant.  Stock option compensation recognized in the six month periods ended June 30, 2011 and 2010 was $0.1 million and $0.2 million, respectively.  Included in the stock option expense recognized for the six month periods ended June 30, 2011 and 2010 is expense associated with the accelerated vesting of stock option awards for certain employees who either are retirement eligible or become retirement eligible during the vesting period.

4.      Stock Based Compensation (continued)

Changes in option shares, all of which are Common Stock, were as follows:

	Weighted-Average Per Share Exercise Price	Six Months Ended June 30, 2011

Outstanding at January 1, 2011	$ 19.60	200,450
Granted, 2011 – $44.12 per share	–	12,000
Exercised, 2011 – $15.99 to $23.76 per share	16.84	(56,751)
Outstanding at June 30 (2011 – $15.99 to $27.93 per share)	$ 24.24	155,699

Exercisable at June 30, 2011	$ 22.18	104,549

The aggregate intrinsic value for the outstanding and exercisable options as of six month period ended June 30, 2011 and 2010 is $2.8 million and $2.1 million, respectively.  The average remaining contractual life for outstanding and exercisable options is 8 years and 6 years, respectively.

The weighted-average fair value per option at the date of grant during the six month periods ended June 30, 2011 and 2010 using the Black-Scholes option-pricing model, was $16.50 and $10.19, respectively.  Assumptions were as follows:

	2011	2010
Expected life (years)	6.4	6.4
Risk-free interest rate	3.6%	3.6%
Dividend yield	1.3%	1.9%
Expected volatility	38.4%	38.7%

The expected life is based on historical exercise behavior and the projected exercise of unexercised stock options.  The risk free interest rate is based on the U.S. Treasury yield curve in effect on the date of grant for the respective expected life of the option.  The expected dividend yield is based on the expected annual dividends divided by the grant date market value of our common stock.  The expected volatility is based on the historical volatility of our common stock.

4.      Stock Based Compensation (continued)

Restricted stock and share units

Participants may also be awarded shares of restricted stock or share units under the plan.  The company granted 4,600 share units under the plan in the six month periods ended June 30, 2011.  The restricted stock and share units were valued at $0.3 million at the date of issuance in 2011 and will be recognized as compensation expense ratably over the three-year vesting period.  Compensation expense of $0.2 million was recognized in the six month periods ended June 30, 2011 and 2010.  Included in share based compensation is expense associated with the accelerated vesting of share unit awards for certain employees who either are retirement eligible or become retirement eligible during the vesting period.

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A summary of restricted stock and share unit activity under the plan is as follows:

	Number of Units	Weighted-Average Grant Date Value

Outstanding at January 1, 2011	57,322	$22.71
Granted	4,600	43.12
Vested	(26,024)	22.35
Cancelled	(2,445)	20.82
Outstanding at June 30, 2011	33,453	$26.00

5.      Income Taxes

The effective tax rates for the six months ended June 30, 2011 and June 30, 2010 were 27.6 percent and 29.3 percent, respectively.  The company estimates that the tax rate for all of 2011 will be consistent with the first six months of 2011.

As of June 30, 2011 and June 30, 2010, the company had $1.4 million and $1.5 million, respectively of unrecognized tax benefits that would affect its effective tax rate if recognized.  The company recognizes potential interest and penalties related to unrecognized tax benefits as a component of tax expense.

The company's U.S. federal tax returns for 2007-2010 are subject to audit.  The company is subject to state and local audits for tax years 2004-2010.  The company is also subject to non-U.S. income tax examinations for years 2004-2010.

6.	Significant Event

In May 2011, the Company sold its vacant facility in Yueyang, China to the China government for $6.2 million. The Company recognized a gain of $5.1 million as a result of the sale. The proceeds were remitted to the Parent.   The majority, $5.8 million of the remittance, was in the form of a dividend paid to the Parent.  The gain has been recorded as other income (expense), net in the accompanying unaudited condensed combined financial statements.  The Company continues to manufacture product at its Yueyang facility that was constructed in 2008.

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